                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

[_]   Preliminary Proxy Statement                    [_]    Confidential, for Use of
[_]   Definitive Proxy Statement                            the Commission only (as
[X]   Definitive Additional Materials                       permitted by Rule 14a-6(e)(2))
[_]   Soliciting Material Pursuant to Rule 14a-12



                               KANA SOFTWARE, INC.
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)   Title of each class of securities to which transaction applies:

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      2)   Aggregate number of securities to which transaction applies:

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      3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

      4)   Proposed maximum aggregate value of transaction:

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      5)   Total fee paid:

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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

           ---------------------------------------------------------------------

      2)   Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------

      3)   Filing Party:

           ---------------------------------------------------------------------

      4)   Date Filed:

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


On January 17, 2002, Kana Software, Inc. mailed the following materials to its stockholders: (1) a letter to Kana's stockholders informing them of the decision of Kana's Board of Directors to change its recommendation with respect to Kana's pending $38 million to $45 million preferred stock financing at $10 per common-equivalent share and Kana's decision to postpone the special meeting of stockholders, previously scheduled for January 21, 2002, until January 25, 2002 (two forms of letter were used - one form was mailed to Kana's registered stockholders and the other form was mailed to beneficial holders of shares of Kana stock); (2) the press release issued by Kana on January 14, 2002 regarding the change in recommendation by its Board of Directors; and (3) a revised proxy card, reflecting the foregoing, for use at the special meeting of stockholders. The full text of each of the materials sent to Kana's stockholders is set forth below.

The following is the text of the letter mailed to Kana's registered stockholders:

                                      KANA

                                January 16, 2002

To Our Stockholders:

     On January 14, 2002, Kana Software, Inc. issued a press release announcing that our board of directors has withdrawn its recommendation that you vote in favor of the issuance by Kana of up to $45 million of 8% Series A convertible preferred stock in a private placement at $10 per common-equivalent share, as described in Kana's proxy statement dated December 28, 2001. After consideration, our board of directors has determined that this transaction is no longer in the best interests of Kana and its stockholders. Accordingly, our board of directors now recommends that you vote against the proposed transaction. Our board reached this decision after careful consideration of a number of factors, including our current financial position and business condition, the significant discount to current market prices represented by the price to be paid by the investors in the proposed financing and the senior preferences and rights to be provided by the terms of the preferred stock. Additional information concerning this change in our board's recommendation and the factors considered by our board are contained in the press release, a copy of which is enclosed for your review. In addition, information concerning the proposed transaction is contained in our proxy statement dated December 28, 2001. If you wish to receive a copy of the proxy statement or additional proxy cards, or have any questions regarding the enclosed materials or the process for voting at the special meeting, please contact Mellon Investor Services at 1-800-279-1246.

     In order to allow you sufficient time to consider the additional information contained in the press release and reach your own conclusion as to whether to vote for or against the proposed transaction, we are postponing the special meeting of stockholders, which had previously been scheduled for Monday, January 21, 2002. The special meeting will now be held on Friday, January 25, 2002 at the office of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California at 8:30 a.m. Pacific Standard Time.

     We have also enclosed a revised proxy card for your use in connection with the special meeting. If you have not previously submitted a proxy card indicating your vote with respect to the issuance by Kana of the Series A convertible preferred stock, or if you have previously voted but wish to change your vote, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to the meeting so that your shares will be represented at the meeting. If you have previously submitted a proxy card indicating your vote on this proposal and do not wish to change your vote, you do not have to take any further action at this time, and your prior vote will be counted as a vote "for" or "against" the proposal at the meeting in accordance with your previous instructions. If you sign and return the revised proxy card and do not indicate how you wish to vote, your proxy will be voted in accordance with the instructions contained on the proxy card. TO AVOID ANY CONFUSION AND TO ENSURE THAT THE FINAL VOTE REFLECTS YOUR INTENTIONS, WE STRONGLY RECOMMEND THAT YOU MARK THE PROXY CARD TO EXPRESSLY VOTE "FOR," "AGAINST" OR "ABSTAIN," RATHER THAN RETURNING A SIGNED PROXY CARD THAT DOES NOT INDICATE HOW YOU WISH TO VOTE. In the event that we receive two or more executed proxy cards from you that contain conflicting instructions, your shares will be voted in accordance with the instructions contained in the proxy card that we last receive.

     Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person. We hope to receive your signed proxy card or see you at the meeting.

                                   Sincerely,

                                   /s/ Chuck Bay

                                   Chuck Bay
                                   Chief Executive Officer and President

The following is the text of the letter mailed to beneficial holders of shares of Kana stock:

                                      KANA


                                January 16, 2002

To Our Stockholders:

     On January 14, 2002, Kana Software, Inc. issued a press release announcing that our board of directors has withdrawn its recommendation that you vote in favor of the issuance by Kana of up to $45 million of 8% Series A convertible preferred stock in a private placement at $10 per common-equivalent share, as described in Kana's proxy statement dated December 28, 2001. After consideration, our board of directors has determined that this transaction is no longer in the best interests of Kana and its stockholders. Accordingly, our board of directors now recommends that you vote against the proposed transaction. Our board reached this decision after careful consideration of a number of factors, including our current financial position and business condition, the significant discount to current market prices represented by the price to be paid by the investors in the proposed financing and the senior preferences and rights to be provided by the terms of the preferred stock. Additional information concerning this change in our board's recommendation and the factors considered by our board are contained in the press release, a copy of which is enclosed for your review. In addition, information concerning the proposed transaction is contained in our proxy statement dated December 28, 2001. If you wish to receive a copy of the proxy statement or additional proxy cards, or have any questions regarding the enclosed materials or the process for voting at the special meeting, please contact Mellon Investor Services at 1-800-279-1246.

     In order to allow you sufficient time to consider the additional information contained in the press release and reach your own conclusion as to whether to vote for or against the proposed transaction, we are postponing the special meeting of stockholders, which had previously been scheduled for Monday, January 21, 2002. The special meeting will now be held on Friday, January 25, 2002 at the office of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California at 8:30 a.m. Pacific Standard Time.

     We have also enclosed a revised proxy card for your use in connection with the special meeting. If you have not previously submitted your vote with respect to the issuance by Kana of the Series A convertible preferred stock, or if you have previously voted but wish to change your vote, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to the meeting so that your shares will be represented at the meeting. If you have previously voted and do not wish to change your vote, you do not have to take any further action at this time, and your prior vote will remain unchanged. PLEASE BE AWARE, HOWEVER, THAT IF YOU HAVE PREVIOUSLY VOTED INDICATING THAT YOU WISH TO VOTE "AS RECOMMENDED BY KANA'S BOARD OF DIRECTORS", THIS WILL BE COUNTED AS A VOTE "FOR" THE PROPOSAL, EVEN THOUGH THIS IS NO LONGER THE RECOMMENDATION OF KANA'S BOARD. IF THIS HAS OCCURRED AND YOU NOW WISH TO CHANGE YOUR VOTE, YOU MUST SIGN AND RETURN THE ENCLOSED PROXY CARD MARKING THE "AGAINST" BOX.

     It is our understanding that electronic and telephonic means of communicating your vote will no longer be available under the procedures that govern voting under these circumstances. As a result, if you have previously voted through electronic or telephonic means but wish to change your vote, or if you have not previously voted, you must sign and return the enclosed proxy card for your intended vote to be counted at the meeting.

     If you sign and return the enclosed proxy card and do not indicate how you wish to vote, your proxy will be counted as a vote "for" the proposal. TO AVOID ANY CONFUSION AND TO ENSURE THAT THE FINAL VOTE REFLECTS YOUR INTENTIONS, WE STRONGLY RECOMMEND THAT YOU MARK THE PROXY CARD TO EXPRESSLY VOTE "FOR," "AGAINST" OR "ABSTAIN," RATHER THAN RETURNING A SIGNED PROXY CARD THAT DOES NOT INDICATE HOW YOU WISH TO VOTE. In the event that we receive two or more executed proxy cards from you that contain conflicting instructions, your shares will be voted in accordance with the instructions contained in the proxy card that we last receive.

     Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person. We hope to receive your signed proxy card or see you at the meeting.

                                         Sincerely,

                                         /s/ Chuck Bay

                                         Chuck Bay
                                         Chief Executive Officer and President

The following is the text of the press release issued by Kana on January 14, 2002 regarding the change in recommendation by Kana's Board of Directors:

KANA Board of Directors Changes Its Recommendation On New Funding; Board Advises
                Stockholders to Vote Against Proposed Financing

MENLO PARK, Calif.--(BUSINESS WIRE)--Jan. 14, 2002--KANA Software, Inc. (NASDAQ:
KANA), the leading provider of external-facing eCRM solutions, today announced
----
that its Board of Directors has voted to change its recommendation with respect to its pending $38 million to $45 million preferred stock financing at $10 per common-equivalent share, which has been presented to KANA's stockholders for their approval at a meeting to be held on January 21, 2002, as described in KANA's proxy statement dated December 28, 2001.

The Board of Directors, in the exercise of its fiduciary duties, has determined that this transaction is no longer in the best interests of KANA and its stockholders. Accordingly, the Board of Directors now recommends that stockholders vote against the proposed financing.

The Board has reviewed KANA's current financial position and business conditions, and determined that they have significantly improved since this financing was announced. The Board considered KANA's preliminary results for the fourth quarter of 2001, which were consistent with the company's expectations. The Board also reviewed KANA's cash and liquidity position, and current sales pipeline. Furthermore, holders of a significant number of KANA shares have recently expressed concern to members of KANA's Board of Directors regarding the significant discount to current market prices represented by the price to be paid by the investors in the proposed financing and regarding the substantial senior preferences and rights to be provided by the terms of the preferred stock. The Board also considered the fact that KANA may be required to raise additional funds in the first half of this year to provide additional working capital and the fact that there can be no assurance that equity financing will be available on terms more favorable than the proposed financing, or at all. Taking into account all of these factors, KANA's Board believes that the substantial dilution and preferred stock preferences that would be created by the proposed financing would outweigh the benefits to be provided, and should not be required by a financing under current conditions.

The change of recommendation by the KANA Board does not constitute a termination of the stock purchase agreement between KANA and the investors, and the stockholder meeting to vote on the proposed transaction remains scheduled for January 21, 2002. If this transaction is approved by KANA's stockholders at the meeting, the investors will be entitled to purchase between $38 million and $45 million of new convertible preferred stock of KANA, at a per common-equivalent share price equal to the lesser of $10.00 or 66-2/3% of a ten day average trading price prior to closing. If KANA's stockholders do not approve the transaction, the investors will be entitled to receive two-year warrants to purchase a total of approximately 386,000 shares of KANA common stock for $10.00 per share. The terms of the proposed financing and the warrants are set forth in further detail in KANA's proxy statement dated December 28, 2001.

KANA will announce its fourth quarter and year-end 2001 results on January 22, 2002 and will host a conference call to discuss those results at 4:30 p.m. EST/1:30 p.m. PST on January 22, 2002. Investors are invited to listen to KANA's quarterly conference call on the investor relations section of our Web site at www.kana.com. A replay of the Web cast will also be available at www.kana.com for a week following the completion of the call.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release that involves the expectations or beliefs of KANA or its Board of Directors regarding the future, are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA's expected financial position, sales pipeline, profitability, growth and long-term success, its market position, and opportunities in its market. All forward-looking statements included in this release are based upon information available to KANA and its Board of Directors as of the date of the release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: risks associated with lack of market acceptance of KANA's products or services; inability to obtain alternative financing on acceptable terms; inability to manage cash and expenditures, and to expand sales; competition in our marketplace, including introduction of new products or services, or reductions in prices, by competitors; KANA's history of losses; and trends and uncertainties of slow and uncertain economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. In addition, the trading price of KANA's stock may decline as a result of KANA's financial performance, the termination of the proposed financing or a general decline in the equity markets. KANA may be required to raise additional funds during the first half of this year to provide additional working capital, and there can be no assurance that such financing will be available on more favorable terms than the proposed financing, or at all. These and other factors are risks associated with our business that may affect our operating results are discussed in KANA's filings with the Securities and Exchange Commission ("SEC"), including our most recent annual report on Form 10-K and quarterly report on Form 10-Q.

NOTE: KANA is a registered trademark, and KANA Software, KANA iCARE, KANA Contact Center, KANA IQ, KANA ResponseIQ, KANA Response, KANA Marketing, KANA iCARE Analytics and the KANA logo are trademarks of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

The following is the revised proxy card sent to Kana's stockholders for use at the special meeting:

                               Kana Software, Inc.
                             181 Constitution Drive
                          Menlo Park, California 94025

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Brett White and Eric Willgohs, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock, $0.001 par value, of Kana Software, Inc. (the "Company") held of record by the undersigned on December 21, 2001, at the Special Meeting of Stockholders of the Company to be held on January 25, 2002, and at any continuations or adjournments thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements thereof in the manner described herein. If you have not previously submitted a proxy card indicating your vote with respect to Proposal No. 1 or if you have previously voted but wish to change your vote, please complete, date and sign this proxy card and return it prior to the meeting in the enclosed envelope. If you have previously submitted a proxy card indicating your vote on Proposal No. 1 and do not wish to change your vote, you do not have to take any action and your prior vote will be counted as a vote "for" or "against" Proposal No. 1 at the meeting in accordance with your previous instructions. If no contrary indication is made, the proxy will be voted AGAINST Proposal No. 1 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the meeting. In the event that we receive two or more executed proxy cards from you that contain conflicting instructions, your shares will be voted in accordance with the instructions contained in the proxy card that we last receive.

     The Board of Directors recommends that you vote AGAINST Proposal No. 1.

                    [X] Please mark votes as in this sample.

1. Approval of the issuance and sale by Kana, pursuant to a private placement, of up to $45 million of 8% Series A convertible preferred stock pursuant to the Share Purchase Agreement, dated as of November 28, 2001, with certain institutional investors, and the issuance of shares of common stock upon the conversion of the Series A convertible preferred stock.

           [_] FOR                   [_] AGAINST                    [_] ABSTAIN

                           (Continued on Reverse Side)

     In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

Mark here for address change and note on address label [_]

Whether or not you expect to attend the meeting please complete, date and sign this proxy card and return it prior to the meeting in the enclosed envelope.

                    Date:________________________

                    Signature:___________________

                    Date:________________________

                    Signature:___________________


                    This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians indicate their capacities. If the signer is a corporation, please print full corporate name and indicated capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.



This is your proxy. Your vote is important.